SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): December 14, 2006


                         Commission File Number 0-29351

                               HYBRID FUELS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)


               NEVADA                                  88 0384399
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)



     237 Main Street, Box 880, Niverville, Manitoba           R0A1E0
        (Address of principal executive offices)           (Postal Code)


       Registrant's telephone number, including area code: (888) 550-2333

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 3.02. Unregistered Sales of Equity Securities

On December 14, 2006, Registrant entered into an Asset Purchase Agreement (the "Agreement") with Donald Craig, Douglas Dickie, Edward Melenka and Dwight Johnson (the "Sellers"), pursuant to which Registrant acquired certain assets that includes a steel-construction cattle barn and ethanol plant, interior operating systems and equipment, a gasifier, facility designs and intellectual property.

Pursuant to the terms of the Agreement, Registrant has issued to the Sellers an aggregate of 3,720,000 shares of Registrant's common stock. The shares of Registrant's common stock issued to the Sellers were not registered with the SEC and are restricted securities. The issuance of such shares was made subject to an exemption from registration with the SEC provided by Regulation S, promulgated under the Securities Act of 1933, as amended.

Certain of the Sellers are affiliated with the Registrant. Douglas Dickie is President, CEO and Director of Hybrid Fuels Inc. Edward Melenka is a Director of Hybrid Fuels Inc.

Registrant has received a valuation of certain of the purchased assets from Team Steel Building Systems, dated December 7, 2006. The Transaction was approved by the board of directors of the Registrant in accordance with the provisions of
Section 78.140 of the Nevada Revised Statutes.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibit 2.1 Asset Purchase Agreement dated December 14, 2006
      Exhibit 99.1 Press Release dated December 15, 2006



Signature
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In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


HYBRID FUELS, INC.

By: /s/ Douglas Dickie
----------------------

Name:  Douglas Dickie
Title:  President/CEO/Director


Dated:  December 15, 2006